Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended June 30, 2004 (the "Form 10-Q") of SEMCO Energy, Inc. (the "Issuer").

I, Michael V. Palmeri, Senior Vice President and Chief Financial Officer of the Issuer, certify that:

(i)  The Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(ii)  The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 6, 2004	/s/ Michael V. Palmeri

Michael V. Palmeri Senior Vice President and Chief Financial Officer SEMCO Energy, Inc.